INDEPENDENT AUDITORS' CONSENT

We consent to the reference to Deloitte & Touche LLP under the heading "General Information" and "Independent Auditors" in the BlackRock 2012 Term Trust Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York
December 4, 2000